UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	December 20, 2016

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	134275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 North 73rd Street, Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 354-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                                        Changes in Registrant’s Certifying Accountant.

On December 20, 2016, Douglas Dynamics, Inc. (the “Company”), with the approval of the Audit Committee of the Board of Directors (the “Audit Committee”), notified Ernst & Young, LLP (“E&Y”) that it would be dismissed as the Company’s independent registered public accounting firm, effective upon completion of E&Y’s audit of the Company’s financial statements for the fiscal year ending December 31, 2016, and appointed Deloitte & Touche LLP (“D&T”) as the Company’s new independent registered public accounting firm for its fiscal year ending December 31, 2017, subject to satisfactory completion of their customary engagement acceptance procedures.The Company will also request ratification of D&T as the Company’s independent registered accounting firm at the Company’s 2017 annual meeting of shareholders. The decision to change the Company’s independent registered public accounting firm was the result of a request for proposal process, which included E&Y, in which the Audit Committee conducted a comprehensive, competitive process to select an independent registered public accounting firm.

E&Y’s audit reports on the Company’s financial statements for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2015 and 2014 and through the interim period through December 23, 2016, the Company has not had any disagreement with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements. In addition, during the Company’s two most recent fiscal years ended December 31, 2015 and 2014 and through the interim period through December 23, 2016, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided E&Y with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that E&Y furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in Item 4.01. A copy of E&Y’s letter, dated December 23, 2016, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company’s two most recent fiscal years and through the interim period through December 23, 2016, neither the Company nor anyone on its behalf consulted D&T regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by D&T to the Company that D&T concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1) (v) of Regulation S-K).

Item 9.01.             Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.  The following exhibit is being filed herewith:

(16.1)                Letter from Ernst & Young LLP, dated December 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS DYNAMICS, INC.

Date: December 23, 2016	By:	/s/Robert McCormick
Robert McCormick
Executive Vice President, Chief Financial Officer
and Secretary

DOUGLAS DYNAMICS, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(16.1)	Letter from Ernst & Young LLP, dated December 23, 2016